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                        SUBSIDIARIES OF THE REGISTRANT              Exhibit 21.1


     CPCA 2000, Inc., a Nevada corporation
     HeartMed, LLC, a Delaware limited liability company
     Med Enclosures, LLC, a Nevada limited liability company